SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 5, 2006

FINANCIAL INDUSTRIES CORPORATION

(Exact name of Registrant as specified in charter)

Texas	0-4690	74-2126975
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

6500 River Place Blvd., Building One

Austin, Texas 78730

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 404-5000

Former name or former address, if changed since last report - Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

Item 1.01 Entry into a Material Definitive Agreement.

Financial Industries Corporation (“FIC”) announced that Theodore A. Fleron, previously Vice President, General Counsel and Secretary of FIC, who retired from FIC effective January 3, 2006, has entered into a consulting agreement with FIC, effective January 5, 2006 (the “Consulting Agreement”). The following sets forth a description of certain of the material provisions of the Consulting Agreement:

•	The Consulting Agreement is for a term of twelve (12) months, unless earlier terminated by the parties not sooner than thirty (30) days after notice of such termination.
•	Mr. Fleron will be paid at the rate of $145.00 per hour, plus reasonable expenses.

The description of the Consulting Agreement is qualified by reference to the complete Consulting Agreement which is filed as an exhibit and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits.

10.1 – Consulting Agreement between FIC and Theodore A. Fleron effective as of January 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INDUSTRIES CORPORATION

Date: January 6, 2006	By:	/s/ Michael P. Hydanus
Interim Chief Executive Officer

Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into in duplicate effective this 5th day of January, 2006 ("Effective Date"), by and between Financial Industries Corporation, a Texas corporation, with its main office at 6500 River Place Blvd., Building One, Austin, Texas 78730 ("Corporation"), and Theodore A. Fleron of 1600 Easy Street, Austin, Texas 78746 ("Consultant").

1.          Term of Agreement. The respective duties and obligations of the parties shall commence on the Effective Date and shall continue for a period of twelve (12) months or until terminated by either of the parties as specified below. In the event either party to this Agreement desires to terminate this Agreement prior to expiration of that twelve (12) month period, that party shall provide to the other party notice of that party's intention to so terminate this Agreement, and which notice shall specify the date of termination of this Agreement; provided, however, that such date of termination shall not be sooner than thirty (30) days after the date that such notice is given to such other party.

2.          Consulting Services.  The Consultant shall make himself available to consult with the officers of the Corporation, at such reasonable times as are agreed to in advance by Consultant, concerning any issue of importance relating to the business of the Corporation (the “Services”). Specifically, it is anticipated that the Consultant shall (i) assist the officers of the Corporation in connection with various insurance regulatory, financial reporting, and compliance matters; (ii) shall consult with the officers of the Corporation regarding the development of new business and projects; and (iii) in general, consult with the officers of the Corporation regarding any problem of importance regarding the business and operations of the Corporation. The Corporation acknowledges and agrees that the services provided by Consultant are not intended to, and do not, constitute the provision legal advice or legal services to the Corporation, its officers, directors, employees or agents.

3.  Compensation and Expenses.  In consideration and compensation for the provision of the Services, the Corporation shall pay Consultant at the rate of $145.00 per hour, plus reasonable expenses. This fee shall be payable bi-weekly, no later than fifteen days after the end of each applicable bi-weekly period during which Services were performed.

The Corporation shall provide consultant with suitable office space located at the Corporation’s offices, together with clerical support, where the provision of the Services requires that Consultant meet with officers of the Corporation. In addition, the Corporation shall provide Consultant with cellular telephone service, at the expense of the Corporation.

4.  Authority of the Consultant.  The business affairs of the Corporation and the operation of business of the Corporation shall be conducted by the officers, administrative staff and employees of the Corporation. It is not the intention of the Corporation to grant or delegate to the Consultant, the Corporation does not hereby grant or delegate to the Consultant, and the Consultant does not accept, any power of direction, management, supervision and control of the administrative staff or other employees of the Corporation.

5.  Consultant to Act as Agent.  From time to time, the Corporation may deem it advisable to enter into agreements with various persons.  Regarding those agreements, the Consultant shall be, and hereby is, designated as an agent of the Corporation for the purpose of negotiating the terms and conditions of those agreements.  The Consultant, however, shall not obligate the Corporation to any such agreement without first obtaining the approval of the terms and conditions of any such agreement from the Interim CEO of the Corporation.

6.  Confidential Information and Trade Secrets.

a. In the course of the discharge of the Consultant's duties to the Corporation, as a result of Consultant's relationship with the Corporation, the Consultant shall have access to, and become acquainted with, information concerning the business of the Corporation, including, but not necessarily limited to, financial, personnel, planning and other information which is owned by the Corporation and used regularly in the operation of the business of the Corporation, and this information constitutes trade secrets of the Corporation.

b. During the term of this Agreement and at all times thereafter, the Consultant shall not disclose any such trade secrets, directly or indirectly, to any other person or use those secrets in any way, except as is required to carry out, perform and effectuate the services contemplated by the provisions of this Agreement.

c. All files, discs, documents, records, and similar items relating to the business of the Corporation are, and shall remain, exclusively the property of the Corporation.

7.  Ownership of Books, Records, and Papers.

a. All records and books relating in any manner whatsoever to the conduct of the Corporation's business during the term of this Agreement, whether prepared by the Consultant or otherwise coming into the Consultant's possession, shall be the exclusive property of the Corporation.

b. All such books and records shall be returned immediately to the Corporation by the Consultant on any termination of this Agreement.

8.  Services of Consultant Not Exclusive.  The Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant's sole and absolute discretion, determines to be necessary or appropriate.

9.  Relationship Created.  The Consultant is not an employee of the Corporation for any purpose whatsoever, but the Consultant is an independent contractor.

10.  Indemnification.  Each party shall save the other party harmless from and against and shall indemnify the other party for any liability, loss, costs, expenses, or damages however caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of such party or any of such party's agents, employees, or other representatives, and, such party shall pay any and all amounts to be paid or discharged in case of an action or any such liability less costs, expenses, or damages.  If either party is sued in any court for damages by reason of any of the acts of the other party referred to in this paragraph, such other party shall defend said action (or cause same to be defended) at such other party's own expense and shall pay and discharge any judgment that may be rendered in any such action; if such other party fails or neglects to so defend in said action, the party sued may defend the same and any expenses, including reasonable attorneys' fees, which such party may pay or incur in defending said action and the amount of any judgment which such party may be required to pay as a result of said action shall be promptly reimbursed upon demand. The indemnification specified by the provisions of this section shall survive the termination of this Agreement.

Notwithstanding the provisions of the foregoing paragraph, Consultant will not be liable for indemnification hereunder in an amount greater than the amount of fees actually paid to Consultant with respect to the services directly relating to and forming the basis of such claim for indemnification.

11.  Governmental Rules and Regulations.  The provisions of this Agreement and the relationship contemplated by the provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that relationship.

12.  Entire Agreement.  This Agreement is the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement.

13.  Number and Gender.  Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word "person" shall include corporation, firm, trust, joint venture, partnership or other form of entity.

14.  Execution in Counterparts.  This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution.  All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

15.  Assignability.  Neither party shall sell, assign, transfer, convey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party.  In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee's legal representative shall agree with such other party in writing to assume personally, perform and be obligated by, the covenants, obligations, warranties, representations, terms, conditions and provisions specified in this Agreement.

16.  Severability.  In the event any part of this Agreement or the subject matter of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion or subject matter of this Agreement, which remaining portion or subject matter shall remain in full force and effect as if this Agreement had been executed with the invalid portion or subject matter thereof eliminated.  It is hereby declared the intention of the parties that they would have executed the remaining portion or subject matter of this Agreement without including any such part, parts, portion or subject matter which, for any reasons, may be hereafter determined to be invalid.

17.  Captions and Interpretations.  Captions of the sections of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement.  The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party.  Each party and counsel for such party has reviewed this Agreement.  The rule of construction which requires a court to resolve any ambiguities against the drafting party shall not apply in interpreting the provisions of this Agreement.

18.  Modification.  No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties.

19.  Governing Law. This Agreement shall be deemed to have been entered into in the State of Texas, and all questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Texas, without regard to conflicts of law principles.  Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in courts having situs within the City of Austin, Texas.

20.  Consent to Agreement.  By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.  Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat or undue influence.  Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment and upon the advice of such party's counsel.

FINANCIAL INDUSTRIES CORPORATION

By: /s/ Michael P. Hydanus

Title: Interim CEO and President

CONSULTANT:

/s/ Theodore A. Fleron